                                                                    EXHIBIT 10.5
                                 OPERATING LEASE

         THIS OPERATING LEASE ("Lease"), made as of the first day of July, 2001, between MAYBROOK REALTY, INC., a New York corporation ("Landlord") and ARC HDV, LLC, a Tennessee limited liability company ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord is the lessee under that certain Ground Lease Agreement with Hacienda De Vida Corporation, an Arizona non-profit corporation, dated September 30, 1999, as amended from time to time, for the land described on Exhibit A (the "SNF Parcel") attached hereto and incorporated herein (the "SNF Lease"); and

         WHEREAS, Landlord is the owner of all of the personal property, erections, additions, fixtures and improvements (the "SNF Improvements") currently located on the SNF Parcel; and

         WHEREAS, Landlord is also the lessee under that certain Ground Lease Agreement with Sun Health Properties dated September 30, 1999, as amended from time to time, for the land described on Exhibit B (the "ALF Parcel") attached hereto and incorporated herein (the "ALF Lease"; the ALF Lease and the SNF Lease are collectively referred to herein as the "Ground Leases");

         WHEREAS, Landlord is the owner of all of the personal property, erections, additions, fixtures and improvements (the "ALF Improvements"; the "ALF Improvements; the ALF Improvements and the SNF Improvements are collectively referred to herein as the "Improvements") currently located on the ALF parcel.

         NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

         1. Premises. Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's right, title and interest in the SNF Parcel and the ALF Parcel (the "Land") together with the Improvements (the Land and the Improvements are collectively referred to herein as the "Premises").

         2.       Term. The term of this Lease shall be for a period of fourteen
(14) years and six (6) months commencing the first day of July, 2001 and terminating on the 31st day of December, 2015, unless terminated earlier according to the terms of this Lease.

         3. Rent; Additional Rent. The rental for the Premises throughout the term shall be payable in accordance with the following schedule:

         July, 2001 through September, 2001 - $90,000 per month October , 2001 through December, 2001 - $154,112 per month January, 2002 through December, 2002 - $169,475 per month January, 2003 through December, 2007 - $194,868 per month January, 2008 through December, 2010 - $154,112 per month January, 2011 through December, 2015 - $177,229 per month

All monthly installments ("monthly rental") shall be paid in arrears, on or before the 1st day of each month, without demand, to Landlord at the address set forth hereafter and if not paid when due shall be subject to a late charge equal to five percent (5%) of such payment.

         If Landlord shall be charged for additional rent or other sums pursuant to the provisions of the Ground Leases and such rents or other sums accrue during the term hereof, Tenant shall pay such additional rent or other sums on demand of Landlord.

         4. Renewal Terms. So long as Tenant is not then in default under this Lease, at Tenant's option, and upon receipt of a written request from Tenant to Landlord given at least ninety (90) days prior to the end of the term, Landlord agrees to extend the term of this Lease for one (1) additional five (5) year period. Any such extension of the term shall be made on all the same conditions as this Lease; provided, however, that the annual rental for the renewal term shall be $2,126,748, payable in monthly installments of $177,229.

         5. Ground Leases. This Lease, as it relates to the SNF Parcel and the ALF Parcel, is subject and subordinate to the Ground Leases. Except as may be inconsistent with the specific terms hereof, all the terms, covenants, and conditions contained in the Ground Leases shall be applicable to this Lease with the same force and effect as if Landlord were the lessor under any of the Ground Leases and Tenant were the lessee thereunder; and in case of any breach hereof by Tenant, Landlord shall have all the right against Tenant as would be available to the lessors against the lessee under any of the Ground Leases if such breaches were by the lessee thereunder.

         Tenant shall neither do nor permit anything to be done which would cause any of the Ground Leases to be terminated or forfeited by reasons of any right of termination or forfeiture reserved or vested in the lessors under the Ground Leases.

         Tenant represents that it has read and is familiar with the terms of the Ground Leases. The SNF Lease is attached hereto and incorporated herein as Exhibit C. The ALF Lease is attached hereto and incorporated herein as Exhibit D.

         6. Utilities and Taxes. Tenant shall be responsible for all utilities, including without limitation, electricity, gas, phone, and water, and all taxes and assessments, including real estate, personal property or any other impositions or assessments levied upon the Premises attributable to the period covered by this Lease. Except as hereafter provided Tenant shall pay all such utilities, taxes and assessments directly to the appropriate utility company or officer of the taxing authority, respectively, before they become delinquent. Tenant shall deliver to Landlord not more than thirty (30) days after the due date of each such imposition a copy of the original receipt evidencing such payment or proof of payment reasonably satisfactory to Landlord.

         Tenant shall have the right, but not the obligation, to protest the amount or payment of any such impositions, provided that in the event of any protest by Tenant, Landlord shall not incur any expense because of any such protest.

         7. Repairs; Casualty Insurance. Tenant will keep the Premises, including without limitation, all furniture, fixtures and equipment located thereon and the roof, exterior walls, sprinkler system, HVAC system, electrical wiring and plumbing system, yard, parking lot, underground water and sewerage pipes and interior walls, floors, ceiling, and light fixtures, as clean and in as good repair as same are at the commencement of this term or may be put in during the continuance thereof, and will promptly replace all glass broken during the said term with glass of the same quality.

         Tenant will keep the improvements on the Premises insured against damage by fire, with broad form all risk coverage, in an amount equal to at least 100% of the full replacement cost thereof. Such insurance shall be written in favor of Landlord, Tenant, and any mortgagee as their interests may appear with a company approved by Landlord. The policy shall provide that it will not be canceled without 30 days prior notice to Landlord and that no act or omission of Tenant will invalidate coverage as to Landlord.

         8. Fire or Other Casualty. If the Premises should be damaged or destroyed by fire or other casualty Tenant shall promptly repair, replace, and/or rebuild the Premises. There shall be no abatement of rent as a result of such fire or other casualty.

         9. Right of Entry. Landlord may at reasonable times and on reasonable notice to Tenant enter the Premises to inspect them and make any repairs required by Section 7 that Tenant has failed to make, provided Tenant's occupancy is not materially interfered with. If Landlord makes any repairs required to be made by Tenant under Section 7, Tenant shall pay Landlord as additional rent a sum equal to the amounts expended by Landlord plus interest thereon at the maximum legal contract rate within ten (10) days after Landlord presents Tenant with a statement setting forth the repairs made and the amounts expended.

         10. Renovations and Alterations of Premises. Tenant shall have the right, at its sole cost and expense, to develop, alter, add to, and repair the Premises; provided, however, that if such alterations will cost in excess of $10,000 or are structural in nature, Tenant must obtain the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall allow no lien to be placed against the Premises. During any such development, alteration, addition and repair of the Premises Tenant shall carry, or cause Tenant's agents to carry, all insurance necessary to protect Landlord from liability associated with such development, alteration, addition and repair of the Premises. All development, alteration, addition, repair, replacement and improvement made to or upon the Premises shall be deemed to be part of the Premises and shall become the property of Landlord upon the expiration or termination of this Lease; provided, however, that trade fixtures, machinery, and equipment that are installed by Tenant and removable without materially injuring the Premises shall remain the property of Tenant (the "Tenant Personal Property") unless Tenant fails to remove such prior to the termination of this Lease. Notwithstanding the foregoing, upon the expiration of the term, Landlord shall have the option to purchase the Tenant Personal Property for an amount equal to its depreciated value determined in accordance with GAAP. If Landlord wishes to exercise its option to purchase, Landlord shall notify Tenant at least ninety (90) days prior to the expiration of the term. Landlord's Option to Purchase the Tenant Personal Property shall not include such property as bears the tradenames, trademarks or patents of American Retirement Corporation, Tenant, or any affiliate, successor or assign thereof or any rights in and to such tradenames, trademarks or patents.

         11. Surrender of Premises. At the expiration of the term of this Lease, Tenant shall peaceably yield up to Landlord the Premises and all improvements, furniture, fixtures and equipment and additions made thereto except as hereinbefore provided, in good condition and repair in all respects.

         12. Use of Premises. Tenant shall continuously use and occupy the Premises during the term of this Lease as a skilled nursing facility, an assisted living facility and related purposes. All rights and decision making related to the day to day operations of Tenant's use of the Premises, and any development of the Premises, shall be vested in Tenant, subject to the terms and provisions of that certain Management Agreement, dated July 14, 1998, as amended from time to time (the "Management Agreement"), by and between Tenant and A.R.C. Management Corporation ("ARC"). Tenant will not at any time use or occupy the Premises in violation of laws, ordinances, or regulations of any government or agency having jurisdiction or in violation of Tenant's or Landlord's insurance contracts.

         13.      Regulatory Compliance.

                  (a) Tenant and the Premises shall comply in all material respects with all federal, state and local licensing and other laws and regulations applicable to the continuing care retirement community on the Premises (the "Retirement Care Facility") as well as with the certification requirements of Medicare and Medicaid (or any successor program) as currently exist or as are obtained by Tenant at a later date, as well as with the healthcare compliance covenants set forth on Exhibit F attached hereto. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Premises. Tenant shall deliver to Landlord complete copies of any material surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 days after Tenant's receipt of each item.

                  (b) During the Term, all inspection fees, costs and charges associated with a change of any licensure or certification shall be borne solely by Tenant. Tenant shall at its sole cost make any additions or alterations to the Premises necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of the Premises from Tenant or Tenant's assignee or subtenant to Landlord or Landlord's designee at the expiration or earlier termination of the Term in accordance herewith.

         14. Insurance. All property of any kind that may at any time be used, left or placed on the Premises during the term of this Lease shall be at the sole risk of the Tenant. Tenant shall carry contents coverage insurance on its contents.

         To the extent not covered by insurance, Tenant will save, indemnify and hold Landlord free and harmless from any and all liability or any injury, loss, or damage to person or property arising out of any cause associated with its business or use of the Premises, including its development thereof and its omission to act.

         Tenant agrees to provide public liability insurance naming Landlord as additional insured to protect Landlord from loss customarily covered by such insurance. The policy shall provide that it will not be canceled without thirty
(30) days prior notice to Landlord and that no act or omission of Tenant will invalidate coverage as to Landlord. The policy shall provide coverage in an amount reasonably satisfactory to Landlord.

         Tenant shall maintain, at its expense, business interruption insurance insuring a period of not less than three (3) months.

         A copy of the policies or certificates of insurance required pursuant to this Lease, together with proof of premium payment shall be delivered to Landlord initially and at each renewal thereof.

         15. Purchase Option. So long as Tenant is not in default hereunder, Landlord hereby grants to Tenant the right and option (the "Option") to purchase, for the price and upon the following terms and conditions: (i) Landlord's leasehold interest in, to and under the Ground Leases (the "Leasehold Interest"), (ii) the Improvements, and (iii) all other real and personal property and interests or rights in property owned or leased by Landlord in connection with, or relating to the Ground Leases (the "Personal Property"; the Leasehold Interest, the Improvements and the Personal Property are sometimes referred to herein as the "Property"). The purchase and sale of the Property may only be closed during the period beginning October 1 and ending December 31 (the "Fourth Quarter") of any year of the term or renewal term of this Lease. If Tenant exercises the Option and the Ground Lessors consent to the assignment of the Leasehold Interest, the purchase price for the Property (the "Purchase Price") shall be payable in an amount equal to the following:

If the closing occurs:                                                                   Purchase Price

                  during the Fourth Quarter of 2001......................................$18,569,447
                  during the Fourth Quarter of 2002......................................$18,584,689
                  during the Fourth Quarter of 2003......................................$20,143,386
                  during the Fourth Quarter of 2004......................................$19,796,198
                  during the Fourth Quarter of 2005......................................$19,414,553
                  during the Fourth Quarter of 2006......................................$18,995,031
                  during the Fourth Quarter of 2007......................................$18,533,872
                  during the Fourth Quarter of 2008......................................$18,493,436
                  during the Fourth Quarter of 2009......................................$18,493,436
                  during the Fourth Quarter of 2010......................................$18,493,436
                  during the Fourth Quarter of 2011-2015, and
                  during the renewal term................................................$21,267,480


                  (a) If Tenant desires to exercise the Option it must give written notice of its election to Landlord not later than July 1 but prior to September 30 of the lease year in which Tenant intends to close the transaction and at least 90 days prior to the date upon which it intends to close the transaction. Upon the giving of such notice, a contract of purchase and sale of the Property shall be deemed to exist between the parties on the terms and conditions herein set out.

                  (b) Title to the Leasehold Interest shall be good and marketable and free and clear of all liens and encumbrances except those exceptions listed on Exhibit E attached hereto and any easements, liens or encumbrances approved or created by Tenant, taxes for the current year, and any sublease or occupancies made or suffered by Tenant. If any title report or binder obtained by or furnished to Tenant shall disclose any defect, Tenant shall give notice of any objection to title and Landlord shall have a reasonable time (not to exceed 60 days) to cure or remove such defect.

                  (c) There shall be no credit of any kind on the purchase price for any of the rents paid by Tenant hereunder. Taxes and other charges against the Premises which are the obligation of the Tenant hereunder will not be prorated and the Tenant will take title to the Property subject to the same.

                  (d) The purchase and sale of the Property shall be closed on a mutually agreeable business day during the Fourth Quarter of the year in which Tenant exercised the Option and ninety (90) days following the exercise of the Option. Upon such closing, Landlord will deliver to Tenant a standard form of an assignment conveying the Leasehold Interest, a bill of sale conveying the Improvements and Personal Property, and the parties will execute such other documents as may be necessary to carry out the intent hereof. Landlord shall cause an owner's title insurance policy (most recent ALTA form) to be furnished to Tenant in the amount of the purchase price, at Tenant's expense. Tenant may obtain a survey at Tenant's expense. All recording costs, all other closing costs of Landlord and Tenant, and any prepayment premium assessed to Landlord in connection with any loans to Landlord which are secured by the Property shall be paid by Tenant.

         16. Quiet Enjoyment. As long as Tenant is not in default hereunder, Landlord covenants that Tenant shall peaceably hold and enjoy the Premises, subject to the terms of this Lease. All entrances, exits, approaches and means of entrance and approach, and all access to light and air now enjoyed by the Premises, shall be and remain intact and uninterrupted by any act of Landlord during the term of this Lease.

         17. Eminent Domain. If the whole of the Premises shall be taken or condemned by any competent authority for any public use or purpose or if such portion thereof shall be taken or condemned as shall materially change the character of the Premises so as to prevent Tenant from using them in substantially the same manner as theretofore used, the term hereby granted shall cease on the day prior to the taking of possession by such authority or the day prior to vesting of title in such authority, whichever first occurs, and an appropriate pro rata portion of any rent paid in advance by Tenant shall be refunded.

         If a portion of the Premises shall be condemned or taken, and if such taking does not result in a material alteration in the character of the Premises so as to prevent Tenant from using them in substantially the same manner as theretofore used, then this Lease shall continue in effect, and any damage to the Premises shall be repaired by Tenant.

         The entire award of damages or compensation for a taking of the Premises, whether such taking be in whole or in part, shall belong to and be the property of Landlord, except for such compensation as may be made for Tenant's moving or relocation expenses, Tenant's business interruption losses, and for the taking of Tenant's trade fixtures, which compensation shall belong to and be the property of Tenant.

         If the Premises shall be taken or condemned by any governmental authority for temporary use or occupancy, this Lease shall continue in full force and effect without reduction or abatement of rent, and the rights of the parties shall be unaffected by the other provisions of this Section. In the event of such temporary taking the entire award of damages in respect of the Premises shall belong to Landlord and Tenant assigns Landlord any and all interest it may have in such award. To the extent Tenant is prevented by such temporary taking or occupancy from fulfilling its obligations hereunder, Tenant's failure to do so shall not be deemed a default under this Lease.

         18. Assignment and Subleasing. Tenant may not assign or encumber this Lease or sublet the Premises, either in whole or in part. The transfer or assignment of the membership interests in Tenant, and any transfer by operation of law will be deemed "assignments" pursuant to this Section.

         19. Indemnification of Landlord. Tenant hereby waives all claims against Landlord for damage to personal property in and about the Premises and for injuries, including death, to persons in or about the Premises, from any cause other than Landlord's gross negligence or willful misconduct. Tenant shall hold Landlord harmless for and on account of any and all injury to any person or all damage to personal property arising from the failure of Tenant to keep the Premises in good condition as herein provided. Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all claims, liabilities, losses, damages and suits arising from Tenant's use, occupancy or enjoyment of the Premises or the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant, or its agents, contractors, or employees in or about the Premises, and Tenant further agrees to indemnify, protect, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any negligence of Tenant, or any of its agents, contractors, employees, invitees, or licensees, and from and against all costs, attorneys' fees, expenses and liabilities of any kind incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's sole cost and expense by counsel reasonably satisfactory to Landlord.

         20.      Financial, Management and Regulatory Reports.

         (a) Annual Financial Statement. Within one hundred twenty (120) days of the fiscal year end of Tenant, Tenant shall deliver to Landlord the annual financial statement of Tenant, with respect to Tenant's business operations on the Premises, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and audited by a certified public accounting firm reasonably acceptable to Landlord. Within forty-five (45) days after each fiscal quarter ends, Tenant shall deliver to Landlord unaudited financial statements of Tenant, with respect to Tenant's business operations on the Premises, prepared in accordance with GAAP. Notwithstanding any of the other terms of this Section 20, if Tenant be subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, Tenant shall concurrently deliver to Landlord such reports as are delivered to the SEC pursuant to applicable security laws.

         (b) Regulatory Reports. In addition, Tenant shall within ten (10) business days of receipt thereof deliver to Landlord all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to the Premises or any portion thereof and the operation of business thereon, including, without limitation, state department of health licensing surveys, Medicare and Medicaid (and successor programs) certification surveys (if applicable) and life safety code reports. Within ten
(10) business days of receipt thereof, Tenant shall give Landlord written notice of any violation of any federal, state or local licensing or reimbursement certification statute or regulation including without limitation Medicare and Medicaid or successor programs (if applicable to the Premises or any portion thereof), any suspension, termination or restriction placed upon Tenant or the Premises or any portion thereof, the operation of business thereon or the ability to admit residents, or any violation of any other permit, approval or certification in connection with the Premises or any portion thereof or its business, by any federal, state or local authority including without limitation Medicare and Medicaid or successor programs if applicable to the Premises or any portion thereof.

         21. Attorney's Fees and Costs. In the event it becomes necessary for Landlord to employ an attorney to enforce collection of the rents agreed to be paid, or to enforce compliance with any of the covenants or agreements herein contained, Tenant shall be liable for reasonable attorney's fees, costs and expenses incurred by the Landlord.

         22. Notice. Any notices required to be sent hereunder shall be hand delivered or sent by certified mail to the following addresses:


                  LANDLORD:         Maybrook Realty, Inc.
                                    760 Brooks Avenue
                                    Rochester, NY  14619-2298
                                    Telecopy: 716/328-0787

                  TENANT:           ARC HDV, LLC
                                    c/o American Retirement Corporation
                                    111 Westwood Place, Suite 200
                                    Brentwood, TN 37027
                                    Telecopy: 615/221-2269

         23. Default and Remedies. Each of the following events shall constitute a default or breach of this Lease by Tenant:

                  (a) If Tenant, or any successor or assignee of Tenant while in possession, shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act or shall make assignment for the benefit of creditors.

                  (b) If involuntary proceedings under any bankruptcy laws or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within sixty (60) days after the institution or appointment.

                  (c) If Tenant shall fail to pay Landlord any rent or additional rent together with any interest thereon within fifteen (15) days after Landlord notifies Tenant that it is unpaid.

                  (d) If Tenant shall fail to perform or comply with any of the other conditions of this Lease within thirty (30) days after notice by Landlord to Tenant specifying the condition to be performed or complied with; or, if the performance cannot be reasonably had within the 30-day period, Tenant shall not in good faith have commenced performance within the 30-day period and shall not diligently proceed to completion of performance.

         In the event of any default hereunder, Landlord may exercise all rights and remedies under this Lease and the laws of Arizona available to a lessor of real and personal property in the event of a default by its lessee. Without limiting the foregoing, Landlord shall have the right to do any of the following:

                  (e) re-enter and take possession of the Premises without terminating the Lease, and lease the Premises for the account of Tenant, holding Tenant liable for all costs of the Landlord in reletting the Premises and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease;

                  (f) terminate this Lease, exclude Tenant from possession of the Premises and lease the Premises to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under the Lease;

                  (g) re-enter the Premises and have, repossess and enjoy the Premises as if the Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession;

                  (h) have access to and inspect, examine and make copies of the books and records and any and all accounts, data an income tax and other returns of Tenant insofar as they pertain to the Premises;

                  (i) accelerate all of the unpaid rent hereunder so that the aggregate rent for the unexpired term of this Lease becomes immediately due and payable;

                  (j) take whatever action at law or in equity as may appear necessary or desirable to collect the rent and other amounts payable under the Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease; and

                  (k) before or after repossession of the Premises and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation except to the extent required by applicable law) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers.

         All actions taken by Landlord pursuant to this Section shall be without prejudice to any other remedies that otherwise might be used for the collection of arrears of rent or for the preceding breach of covenant or conditions.

         Landlord may elect, but shall not be obligated, to comply with any condition, agreement, or term required hereby to be performed by Tenant, and Landlord shall have the right to enter the Premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for such correction by Landlord shall not be deemed to waive or release the default of Tenant or the right of Landlord to take any action as may be otherwise permissible hereunder in the case of any default. In the event Landlord expends any funds to correct or remedy a default of Tenant, Tenant shall reimburse Landlord for such expenditures within five (5) days of Landlord's written demand therefor, and if not paid when due such sums shall bear interest at the maximum legal contract rate.

         24. No Waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed a waiver of any preceding breach of any obligation hereunder by Tenant other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by Landlord shall not constitute a waiver of any other breach regardless of knowledge thereof.

         25. Gender. Wherever appropriate herein, the words "Landlord" and "Tenant" and the pronouns referring thereto, shall be construed singular or plural, masculine, feminine or neuter as the facts warrant.

         26. Broker. Landlord and Tenant warrant to each other that they have dealt with no brokers in connection with this Lease. In the event a broker claims a fee or commission in connection with this Lease, the party whose conduct gave rise to such claim will hold the other harmless therefrom.

         27. Waiver of Subrogation. Landlord and Tenant hereby waive all rights of recovery and causes of action that either has or may have or that may arise hereafter against the other, whether caused by negligence, intentional misconduct, or otherwise, for any damage to premises, property or business caused by any perils covered by fire and extended coverage, building, contents, and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided, however, that the foregoing waivers shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued, and further provided that the foregoing waivers shall be ineffective if they invalidate any policy of insurance of the parties hereto, now or hereafter issued. Landlord and Tenant will use their best efforts to have their respective insurance companies waive their rights of subrogation as contemplated herein.

         28. Signs. Tenant shall have the right to erect, affix or paint signs on or about the Premises and the right at its option to remove said signs upon the termination of this Lease, it being agreed that Tenant shall repair any damage to the exterior of the Improvements caused by the removal of said signs.

         29. Subordination. Upon written notice by Landlord to Tenant, this Lease shall be and become subject and subordinate to any and all mortgages or deeds of trust now existing, or that hereafter may be executed, covering the Premises, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon, and subject to all the terms and provisions thereof. Tenant agrees to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to insure the subordination of this Lease to any such mortgages or deeds of trust; provided, however, that the foregoing provisions with respect to such subordination shall not be effective unless the owner or holder of any such mortgage or deed of trust shall execute with Tenant a nondisturbance and attornment agreement under which said owner or holder shall agree to accept the attornment of Tenant upon foreclosure of any such mortgage or deed of trust, if Tenant has not been in default. Tenant hereby agrees to attorn to any person, firm or corporation purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, power or remedies under such mortgages or deeds of trust, as if such person, firm, or corporation had been named as Landlord herein.

         30. Estoppel Letters. Either party hereto shall at any time and from time to time upon not less than ten (10) days prior written notice from the other execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the dates to which the rental and other charges are paid in advance, if any, and acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party hereunder, and that no event has occurred that, by the giving of notice or the passage of time or both, would constitute a default, or specifying such defaults or events if they are claimed. Any such statement requested by either party may be relied upon by any prospective purchaser or encumbrancer of the Premises. Failure of a party to deliver such statement within such time shall be conclusive upon such party that this Lease is in full force and effect, without modification, except as may be represented by the requesting party, that there are no uncured defaults in the requesting party's performance, and that not more than two months rental has been paid in advance.

         31. No Default Under Permitted Mortgage Loans. For so long as this Lease is in effect and any Permitted Mortgage Loan (as hereinafter defined) is outstanding, Tenant shall comply with the terms and conditions of the documents evidencing such Permitted Mortgage Loans (the "Permitted Mortgage Loan Documents"); provided, however, Tenant shall not be required to take any action or otherwise cause compliance with or be deemed responsible for performance of any affirmative or negative obligation of Landlord that does not relate to the management or operation of the Premises, including, without limitation, accuracy and delivery of Landlord's financial statements, and the maintenance by Landlord of its good standing in any states required by the Permitted Mortgage Loan Documents. For so long as this Lease is in effect and any Permitted Mortgage Loan is outstanding, Landlord covenants and agrees to comply, or cause compliance, with the Permitted Mortgage Loan Documents with respect to each affirmative or negative obligation of Landlord that does not relate solely to management or operation of the Premises, including, without limitation, accuracy and delivery of Landlord's financial statements, and the maintenance by Landlord of its good standing in any states required by the Permitted Mortgage Loan Documents. For purposes of this Section, "Permitted Mortgage Loan" shall mean any loan to Landlord that is secured by a valid mortgage lien on the Premises; provided that (i) the terms and conditions of such loan, and all of the documents relating to such loan, shall be commercially reasonable and customary,
(ii) Tenant shall have consented to such documents and their terms and conditions in advance of such loan (which consent shall not be unreasonably withheld), (iii) the amount of such loan shall not, when aggregated with the outstanding principal amount of any other Permitted Mortgage Loans then in effect, exceed eighty percent (80%) of the Fair Market Value of the Premises at the time that such loan is first made, and (iv) such loan is permitted by, and will not constitute a default under, any other Permitted Mortgage Loan.

         32. Management of the Premises Upon Termination or Expiration of the Lease. Upon the expiration or earlier termination of the term of this Lease (unless Tenant has purchased the Premises pursuant to Section 15), Landlord or its designee, upon written notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Premises and Tenant agrees to cooperate fully with Landlord or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Premises. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of the facility, and Tenant shall comply with all requests for an orderly transfer of the Retirement Care Facility license, Medicare and Medicaid (or any successor program) certifications and possession at the time of any such surrender. Upon the expiration or earlier termination of the Term, Tenant shall promptly deliver copies of all of Tenant's books and records relating to the Premises and its operations to Landlord.

         33. No Other Activities; Single Purpose Entity Requirements. Tenant hereby agrees that it will not engage in any business activity other than those activities relating to the ownership of the Premises and performance of its obligations hereunder, and shall comply with the single purpose entity covenants and requirements set forth on Exhibit G attached hereto.

         34. Entire Agreement. The entire understanding between the parties is set out in this Lease, this Lease supersedes and voids all prior proposals, letters and agreements, oral or written, and no modification or alteration of this Lease shall be effective unless evidenced by an instrument in writing signed by both parties. The law of the State of Arizona shall be applicable.

         35. Heirs, Successors, and Assigns. All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto.

         36. Memorandum Lease. This Lease shall not be recorded, but, upon the request of either party, a short form lease will be executed and recorded.

         37. Acknowledgment and Consent of Ground Lessors. Hacienda Da Vida Corporation, the lessor under the SNF Lease, joins in this instrument for the purposes of acknowledging and consenting thereto. Sun Health, the lessor under the ALF Lease, joins in this instrument for the purpose of acknowledging and consenting thereto.


                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties hereto have set their respective hands or caused this instrument to be duly executed on or as of the day and date first above written.

                                    LANDLORD:

                                    MAYBROOK REALTY, INC.

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    TENANT:

                                    ARC HDV, LLC

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

Acknowledgment and Consent
Hacienda Da Vida Corporation, as lessor of the SNF Parcel under SNF Lease hereby acknowledges and consents to this Lease.

HACIENDA DA VIDA CORPORATION

By:
   -----------------------------
Title:
      --------------------------

Acknowledgment and Consent
Sun Health Properties, as lessor of the ALF Parcel under ALF Lease hereby acknowledges and consents to this Lease.

SUN HEALTH PROPERTIES

By:
   -----------------------------
Title:
      --------------------------

                                    EXHIBIT A

                                  [SNF PARCEL]

                                    EXHIBIT B

                                  [ALF PARCEL]

                                    EXHIBIT C

                                   [SNF LEASE]

                                    EXHIBIT D

                                   [ALF LEASE]

                                    EXHIBIT E

                             [PERMITTED EXCEPTIONS]

                                    EXHIBIT F

                    TENANT'S HEALTHCARE COMPLIANCE COVENANTS

I. Tenant hereby makes the following representations, warranties and covenants as of the date hereof and throughout the term of the Lease, which representations, warranties and covenants are in addition to those found within the body of the Lease:

                  (a) Tenant is using and operating the Premises as a Retirement Care Facility (as modified from time to time with Landlord and any mortgage lender's consent, which consent shall not be unreasonably withheld, the "LICENSED USE"). Tenant will comply in all material respects, with all applicable federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health (each a "DOH") and all other applicable federal, state or local governmental authorities including those relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting. The Retirement Care Facility and any other assisted and/or independent senior housing and/or skilled nursing facilities which is owned, leased or operated by Tenant (a "FACILITY") shall be operated at all times in compliance in all material respects with such laws and requirements. Nothing in this subsection (a) or anywhere else in this Exhibit F to the contrary, Landlord acknowledges that pursuant to the Lease, Tenant is responsible for all of the covenants set forth in this Exhibit F (other than those pertaining to Landlord's own acts), and that performance of such covenants by American Retirement Corporation as guarantor (the "GUARANTOR") shall constitute performance by Tenant thereof.

                  (b) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the licensed use of the Retirement Care Facility are held by Tenant, Guarantor or an affiliate of Tenant ("AFFILIATE") in the name of Tenant, Guarantor or Affiliate as required under applicable law and are in full force and effect, including a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds and units in the Retirement Care Facility, and a provider agreement or other required documentation of approved provider status for each provider payment or reimbursement program effecting the Retirement Care Facility, if applicable. So long as the Lease remains in effect, Tenant and Guarantor shall operate the Retirement Care Facility or cause the Retirement Care Facility to be operated in a manner such that the Licenses shall remain in full force and effect.

                  (c) The Licenses for the Retirement Care Facility, including without limitation, if applicable, the CON:

                           (i) May not be, and have not been, and will not be transferred to any location other than the Premises;


                               Exhibit F - Page 1

                           (ii) Are not now and will not be pledged as collateral security for any other loan or indebtedness; and

                           (iii) Are held free and will remain free from restrictions or known conflicts which would materially impair the use or operation of the Retirement Care Facility for the licensed use, and shall not be provisional, probationary or restricted in any way.

II.      None of Affiliate, Guarantor or Tenant shall:

                  (i) Rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the licenses for the Retirement Care Facility;

                  (ii) Amend or otherwise change the Retirement Care Facility's authorized units/beds capacity and/or the number of units/beds approved by the DOH;

                  (iii) Replace or transfer all or any part of the Retirement Care Facility's units/beds to another site or location; or

                  (iv) Voluntarily transfer or encourage the transfer of any resident of the Retirement Care Facility to any other facility, unless such transfer is at the request of the resident or is for reasons relating to the health, required level of medical care or safety of the resident to be transferred.

         (e) If and when Tenant, Affiliate or Guarantor participates in any Medicare or Medicaid or other third party payor program with respect to the Retirement Care Facility, the Retirement Care Facility will remain in compliance with all requirements for participation in Medicare and Medicaid, including the Medicare and Medicaid Patient Protection Act of 1987, and other federal or state third party payor programs. The Retirement Care Facility is and will remain in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and if applicable, has a current provider agreement which is in full force and effect under Medicare and Medicaid.

         (f) There is no, and during the term of the Lease shall be no, threatened, existing or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Tenant, Guarantor, Affiliate or the Retirement Care Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, other and any other private commercial insurance managed care and employee assistance program (such programs, the "THIRD-PARTY PAYOR PROGRAMS") to which Tenant, Guarantor or Affiliate may presently be subject with respect to the Retirement Care Facility or any other Facility, or at any time hereafter is subject. All Medicaid, Medicare, and private insurance cost reports and financial reports submitted by Tenant, Affiliate or Guarantor, if any, are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for the Retirement Care Facility remain open or unsettled. Nothing in this subsection (f) shall be interpreted as requiring Tenant, Affiliate or Guarantor to


                               Exhibit F - Page 2
participate in Medicare, Medicaid or any other federal or state health care programs; such participation shall be solely at the option of Tenant or Guarantor.

         (g) None of Tenant, Affiliate or Guarantor or the Retirement Care Facility is or will be the subject of any proceeding by any governmental agency, and no notice of any violation has been or will be issued by a governmental agency that would, directly or indirectly, or with the passage of time:

                  (i) Have a material adverse impact on Tenant's or Guarantor's ability to accept and/or retain patients or operate the Retirement Care Facility for the licensed use or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

                  (ii) Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the licenses; or

                  (iii) If applicable, affect Tenant's or Guarantor's continued participation in the Medicaid or Medicare programs or any other of the Third-Party Payor Programs, or any successor programs thereto, at current rate certifications.

         (h) The Retirement Care Facility and the use thereof complies and will continue to comply in all material respects with all applicable local, state and federal building codes, fire codes, health care, senior housing and other regulatory requirements (the "PHYSICAL PLANT STANDARDS").

         (i) The Retirement Care Facility has not received a "Level A" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Retirement Care Facility, Tenant or Guarantor or against any officer, director, partner, member, stockholder or affiliate of Tenant or Guarantor by any governmental agency during the last three calendar years, and there have been no violations over the past three years which have threatened the Retirement Care Facility's, Tenant's, Affiliate's or Guarantor's certification for participation in Medicare or Medicaid, or the other Third-Party Payor Programs.

         (j) There are no current, pending or outstanding Medicaid, Medicare, or other Third-Party Payor Programs reimbursement audits or appeals pending at the Retirement Care Facility, and there are no years that are subject to audit.

         (k) There are no current or pending Medicaid, Medicare, or other Third-Party Payor Programs recoupment efforts at the Retirement Care Facility. Tenant, Affiliate and Guarantor are not participants in any federal program whereby any governmental agency may have the right to recover funds by reason of the advance of federal funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.).


                               Exhibit F - Page 3

         (l) Tenant will not pledge its receivables as collateral security for any other loan or indebtedness.

         (m) All patient or resident records at the Retirement Care Facility, including patient or resident trust fund accounts, are true and correct in all material respects, and will remain true and correct in all material respects.

         (n) Tenant and Guarantor shall not, nor shall the Retirement Care Facility, other than in the normal course of business, change the terms of any of the Third-Party Payor Programs now or hereinafter in effect or their normal billing payment or reimbursement policies and procedures with respect thereto (including the amount and timing of finance charges, fees and write-offs).

         (o) Tenant and Guarantor shall at all times comply with all obligations under the contracts and leases with residents of the Retirement Care Facility, and shall not commit or permit any default thereunder. Tenant hereby indemnifies and holds harmless Landlord and agrees to defend Landlord from and against (collectively, the "INDEMNIFIED CLAIMS") any (i) claims, proceedings or causes of action brought by any resident of the Retirement Care Facility, and
(ii) loss, damage, cost or expense, including attorney's fees, incurred or suffered by Landlord as a result of any (x) breach by Tenant or Guarantor of any contract or lease with a resident of the Retirement Care Facility or (y) violation of any license or any federal, state or local law governing the Retirement Care Facility or the use, operation or maintenance thereof for the licensed use.


                               Exhibit F - Page 4

                                    EXHIBIT G

                   TENANT'S SINGLE PURPOSE ENTITY REQUIREMENTS


         A. Without limiting any other provision of this Lease, the following requirements are applicable to Tenant:

                  1. Tenant's purpose should be limited to owning the Premises.

                  2. Tenant shall be prohibited from engaging in any dissolution, liquidation, consolidation, merger, or asset sale, except as expressly permitted by this Lease.

                  3. Tenant shall be prohibited from engaging in any other business activity.

                  4. Tenant shall be prohibited from amending Tenant's Operating Agreement or Articles of Organization.

                  5. The consent of all of the members of the Tenant shall be required in order to voluntarily:

                  (a)      file a bankruptcy or insolvency petition or otherwise
                                    institute insolvency proceedings;

                  (b)      dissolve, liquidate, consolidate, merge, or sell all
                                    or substantially all of the assets of the Tenant;

                  6.       Tenant agrees:

                  (a)      to maintain books and records and bank accounts
                                    separate from any other person or entity;

                  (b)      not to commingle assets or funds with those of any
                                    other person or entity;

                  (c)      to conduct its own business in its own name;

                  (d)      to maintain its assets in such a manner that it is
                                    not costly or difficult to segregate,
                                    identify or ascertain such assets;

                  (e)      to prepare separate tax returns and financial
                                    statements, or if part of a consolidated group, to be shown as a separate member of such group;

                  (f)      to pay its own liabilities out of its own funds;

                  (g)      to observe all limited liability company formalities;


                               Exhibit G - Page 1

                  (h)      to transact all business with affiliates on an
                                    arm's-length basis and pursuant to
                                    enforceable agreements;

                  (i)      to pay the salaries of its own employees;

                  (j)      not to guarantee or become obligated for the debts of
                                    any other person or entity or hold out its credit as being available to satisfy the obligations of others or pay the debts or obligations of any other person or entity;

                  (k)      to allocate and charge fairly and reasonably any
                                    common employee or overhead shared with
                                    affiliates;

                  (l)      to use separate stationary, invoices, and checks;

                  (m)      not to pledge its assets for the benefit of any other
                                    person or entity.

                  (n)      to hold itself out to creditors and the public as a
                                    legal entity separate and distinct from any other person or entity.

         B. The above requirements are applicable so long as the Tenant is a limited liability company. If the entity structure of Tenant is different, Landlord shall formulate requirements that are specific to Tenant's actual entity structure, but similar in concept to the requirements set forth above.


                               Exhibit G - Page 2